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                                                                   EXHIBIT 21.00

                      RED ROOF INNS, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT


              Subsidiary                          State of Incorporation                    Business Name
              ----------                          ----------------------                    -------------
         RRI Investment Co.                               Nevada                         RRI Investment Co.

         RRI Financial, Inc.                              Nevada                         RRI Financial, Inc.